Exhibit 10.6

Esunny International Financial Derivatives Trading Analysis System
Sales contract

Party A: Zhong Yang Securities Limited
Address:
Zip code:
Tel :
Fax:

Party B: Zhengzhou Esunny Information Technology Co., Ltd.
Address:
Zip code :
Tel :
Fax :

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Party A and Party B, on the basis of equality and mutual benefit, through friendly negotiation, regarding the acquisition from Party B the product of “Esunny International Financial Derivatives Trading Analysis System V3.0“(hereinafter referred to as “Esunny international V3.0”) and related matters reached consistency, signed this contract to abide by jointly.

I.	Note To This Contract

1.	Party A to acquires Party B’s “Esunny International V3.0” software one set.

1.	Venue of software installation - Party A designated location.

3.	This contract “Esunny International V3.0” includes the following modules:

(1)	Trading server module

(2)	Trading Front server module

(3)	Market Data Server Module

(4)	Counter management module

(5)	Risk monitoring module

(6)	Agent Bank Gateway or Exchange Gateway

(7)	Trading terminals (including broker and trader models)

(8)	Bank Futures-Broker Module (provided after bank support)

II.	Payment Content, Time

1.	This contract fee is charged in Hong Kong dollars.

2.	Content of payment

Software costs include software implementation fees and annual maintenance services.

1)	Software Implementation Fee: Free (Party A simultaneously purchases the system operation services, this fee is free for charge).

2)	Annual Maintenance Service Fee: HKD900,000.00(Hong Kong Dollar 0.9 million).

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3.	Terms of payment

“Annual maintenance service fee”, starting date for Party A “Esunny international V3.0” launch date (note: launch date means “Esunny international V3.0” to be able to complete order, transaction, settlement of the entire process as the standard in working environment, no later than 30 days after the completion of the system installation and commissioning). Party A’s annual “annual maintenance service fee” shall be paid to Party B once and for all within five days from the date of launch.

III.	Preparation Before Installation

Party A shall prepare the hardware equipment and its required system and network environment in accordance with Party B’s requirements before the installation of the products under this contract. Party B shall provide detailed and clear guidance on hardware requirements, system and network environment requirements.

IV.	Software Maintenance

1.	Remote maintenance: Party A provides remote maintenance environment to facilitate Party B to carry out remote maintenance. Party B provides free remote maintenance service to Party A.

2.	Party B provides free annual inspection 3-4 times, the time for inspection should be agreed by both parties.

3.	Technical support: Esunny provides customers with a variety of technical support methods.

1)	7 days *24-hour hotline technical services

A. Working Hours (8:00-3:00): Esunny answers technical questions for Party A by means of Internet contact (such as mail, QQ 、 MSN, etc .),5*19 hours office hotline, third party remote control software, etc.

B. Other Time: Party B appoints the engineer to answer the technical questions for Party A by telephone or network.

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2)	On-site services

Party B sends professional technicians to Party A’s software implementation site to solve problems, and provide protection processes for Party B’s “Esunny software”.

3)	Upgrade services

Party B upgrades the version of the software purchased by Party A. Party B provides the version upgrade services of the existing modules to Party A free of charge, and the upgrade services of “Esunny Software” due from the material changes in transaction regulations or national policies. If the upgrade involves addition new business modules, the maintenance costs will be charged separately.

4)	Software customization

According to the function to negotiate with the customer required developer days, the charging standard is determined by the two parties through negotiation, but if the modification requested by Party A is due by software defect, Party B will not charge addition development fee.

V.	Responsibility And Obligations Of The Parties

1﹑	Party A’s responsibilities and obligations:

1)	Pay the related payment on time in strict accordance with the second clause of this contract. The specific implementation date of the system shall be notified by Party A to Party B, and the agreed date shall not exceed three months after the date of signing this contract.

2)	Assign professional technicians to be responsible for the daily operation and maintenance of the system.

3)	Provide the working environment for the normal operation of the software according to the requirements of Party B.

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4)	Provide suggestions and advices for Party B’s further improvement of the “Esunny International V3.0”.

5)	Actively cooperate and assist Party B in the installation, commissioning, training and maintenance work of “Esunny International V3.0”.

6)	Carry out daily management and operation in strict accordance with the fundamental technical requirements stipulated in the instructions provided by Party B.

2﹑	Party B’s responsibilities and obligations:

1)	Provide Party A with installation and commissioning of all products.

2)	Provide once free of charge basic operation technical on-site training.

3)	In strict accordance with the fourth clause of this contract, to provide after-sales maintenance services for the products of this contract.

4)	Provide free non-architecture level updates and related training.

5)	Regarding above terms and conditions, if related to a software architecture-level functional changes or a new business with an extensive development workloads, the development period and fees need to be negotiated by both parties.

VI.	Limitation of responsibilities

1.	Except as expressly agreed in this Contract, Party B shall not make any other express or implied warranty or commitment.

2.	Party B undertakes to provide services to Party A in time as agreed in this contract, but shall not bear any liability for the losses caused to Party A due to the delay caused by irresistible factors.

3.	Party A violates the agreement of Article 2 of this contract, resulting in Party B unable to provide services according to the time limit stipulated in the contract, and Party B shall not bear any responsibility.

4.	If Party B’s support personnel do not perform or fail to perform the services as agreed in this contract, resulting in Party A’s inability to use “Esunny International V3.0” normally and causing actual losses, Party B shall give Party A appropriate economic compensation, and the accumulative maximum compensation shall not exceed 10% of the annual” software maintenance service fee “pay by Party A.

5.	Party B shall not be liable for other losses of Party A and disputes between Party A and third parties.

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VII.	Confidentiality Obligations

1.	Party A solemnly promises:

1)	Will not transfer, sell, give away or disclose the product design ideas, system structure, technical documents and other technical property rights to third parties.

2)	On the basis of establishing a cooperative relationship between two parties, Party A shall bear the obligation of confidentiality to Party B’s pricing policy, financial invoice, and contract, etc., and shall not disclose them in any form. If Party A discloses the above confidential information to any third party and causes Party B to suffer losses, Party A shall compensate Party B, and the amount of compensation shall not be less than the loss caused to Party B due to its breach of obligations.

2.	Party B solemnly promises: will not in any form to disclose Party A system rational and other trade secrets in the process of cooperation between the two parties to third parties.

3.	Party A and Party B shall protect the technical secrets and commercial information of each other in the course of cooperation and this obligation shall not be extinguished by the alteration, dissolution or termination of this contract.

VIII.	Copyright

All copyright of “Esunny International V3.0” is owned by Party B. Party A shall not privately copy and sell “Esunny International V3.0” to a third party other than this Agreement, and shall not break or forge Party B’s software. Otherwise, it will be considered to infringing Party B’s copyright. Party B has the right to terminate this contract and the maintenance agreement related to this contract, and reserves the right to claim compensation from Party A.

IX.	Exemption Clause

1.	Any loss caused by the failure of the computer due by Party A’s manual or equipment failure.

2.	Party B shall not be liable for other losses of Party A and disputes between Party A and third parties.

3.	Any loss caused by fire (water) disaster, heavy rain (snow), typhoon, lightning, sun outage, earthquake, disturbance, war and other natural disasters caused by force majeure.

4.	Any loss caused by the restriction of government laws and regulations.

X.	Other

1.	Both parties’ statements or exchange of views during the execution of this contract shall be in writing, otherwise any loss shall be borne by themselves.

2.	All disputes and arguments in the course of execution of this contract shall be settled by negotiation between Party A and Party B. If the negotiation fails, it may also be settled through legal procedure, and the place of litigation shall be the location of Party B.

3.	This contract is valid for two years from the date of signing the contract. If the two parties have any objection after two years, the contract must be terminated three months in advance, otherwise the contract will be automatically renewed.

4.	This contract is in one copy, each party holds two copies, and the signature and seal of the representatives of both parties shall take effect.

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Party A representatives:	Party B representative:

/authorized signature and seal/	/authorized signature and seal/

Date: December 13, 2016	Date: December 13, 2016

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